UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 5, 2011

PARK PLACE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51712	71-0971567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 – 840 6th Avenue SW, Calgary, Alberta, Canada	T2P 3E5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (403) 360-5375

__________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into Material Definitive Agreement

On June 5, 2011, Park Place Energy (Canada) Inc., the wholly owned subsidiary of Park Place Energy Corp. (the “Company”, “we”, “us” “our”) entered into two farm-in agreements related to our 25% interest in an 80 acre oil and gas parcel located in Western Saskatchewan. The parties to the agreement are Birch Lake Energy Inc., holder of 75% interest in said property and Croverro Energy Ltd., the party farming in on the property, who will also act as operator.

Pursuant to the terms of the agreement Croverro has agreed to undertake all costs related to drilling two test well on the property by September 15, 2011. Once the test wells are drilled, Croverro will be provided with a 60% working interest in the total 100% interest held collectively by us and Birch Lake.

Item 9.01 Financial Statements and Exhibits

10.1	Farm-in Agreement dated for reference at May 31, 2011

10.2	Farm-in Agreement dated for reference at June 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK PLACE ENERGY CORP.

/s/ David Johnson
David Johnson
President and Director
Date: June 8, 2011